As filed with the Securities and Exchange Commission on December 18, 2009
Registration No. 333 - ____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANADIAN NATIONAL RAILWAY COMPANY
(Exact Name of Registrant as Specified in its Charter)

CANADA	980018609
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

935 De La Gauchetiere St. West, Montreal, Quebec, Canada  H3B 2M9
 (Address of principal executive offices, including zip code)

Canadian National Railway Company Union Savings Plan for U.S. Operations
(Full Title of the Plans)

Sean Finn
Canadian National Railway Company
935 de La Gauchetiere St. West
Montreal, Quebec, Canada H3B 2M9
(514) 399-7091
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
Michael T. Novak
General Counsel-US
Canadian National Railway Company
17641 South Ashland Avenue
Homewood, IL  60430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Common Stock	500,000 Shares	$52.94(2)	$26,470,000(2)	$1477

(1)
Plus an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from stock splits, stock dividends, or similar transactions.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Union Savings Plan for U.S. Operations described herein.

(2)
Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(c) under the Securities Act, the price shown is based on the average of the high and low prices of Canadian National Railway Company Common Stock on December 17, 2009, as reported on the New York Stock Exchange.

Pursuant to Rule 429 under the Securities Act, the Prospectus referred to herein also relates to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-53420).

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 500,000 shares of the Registrant’s common stock that are issuable at any time or from time to time under the Canadian National Railway Company Union Savings Plan for U.S. Operations.  Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed on January 9, 2001 (Registration No. 333-53420), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits have been filed with this Registration Statement:

Exhibit No.	Exhibit

23	Consent of KPMG LLP

24	Powers of Attorney (included as part of the signature page)

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)  The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada, on December 18, 2009.

CANADIAN NATIONAL RAILWAY COMPANY

By: /s/ Sean Finn Sean Finn Executive Vice President, Corporate Services and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Luc Jobin and Sean Finn, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Canadian National Railway Company to comply with the Securities Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Hunter Harrison	President, and Chief Executive	December 18, 2009
E. Hunter Harrison	Officer and Director (Principal
Executive Officer)

/s/ Luc Jobin	Executive Vice-President and Chief	December 18, 2009
Luc Jobin	Financial Officer (Principal Financial
Officer and Principal Accounting
Officer)

/s/ David G.A. McLean	Chairman of the Board of Directors	December 18, 2009
David G.A. McLean

/s/ Michael R. Armellino	Director	December 18, 2009
Michael R. Armellino

/s/ A. Charles Baillie	Director	December 18, 2009
A. Charles Baillie

/s/ Hugh J. Bolton	Director	December 18, 2009
Hugh J. Bolton

/s/ Gordon D. Giffin	Director	December 18, 2009
Gordon D. Giffin

/s/ Edith E. Holiday	Director	December 18, 2009
Edith E. Holiday

/s/ V. Maureen Kempston Darkes	Director	December 18, 2009
V. Maureen Kempston Darkes

/s/ Denis Losier	Director	December 18, 2009
Denis Losier

/s/ Edward C. Lumley	Director	December 18, 2009
Edward C. Lumley

/s/ Claude Mongeau	Director	December 18, 2009
Claude Mongeau

/s/ Robert Pace	Director	December 18, 2009
Robert Pace

/s/ Michael T. Novak	Authorized U.S. Representative	December 18, 2009
Michael T. Novak

Pursuant to the requirements of the Securities Act of 1933, the Investment Committee of Canadian National Railway Company, as Plan Administrator for the Canadian National Railway Company Union Savings Plan for U.S. Operations, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on December 18, 2009.

Investment Committee of Canadian National Railway Company

By:	/s/ Russell Hiscock
	Name:	Russell Hiscock
	Title:	President and Chief Executive Officer, CN Investment Division

EXHIBIT INDEX

Exhibit No.	Exhibit

23	Consent of KPMG LLP

24	Powers of Attorney (included as part of the signature page)